George Brenner
Certified Public Accountant
9300 Wilshire Boulevard, Suite 480
Beverly Hills, California 90212


June 8, 1999


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	eConnect (formerly known as Betting, Inc.) - Form S-8
Retainer Stock Plan for Non-Employee Directors and Consultants

Dear Sir/Madame:

As certified public accountants, I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of my report dated April 7, 1999 in eConnect's Form 10-KSB for the year ended August 31, 1998, and to all references to my Firm included in this registration statement.

Sincerely,


							/s/  George Brenner
							George Brenner, C.P.A.

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